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                                                                   Exhibit 10.68


                       AQUIS WIRELESS COMMONICATIOS, INC.
                           l719A Route 10, Suite 300
                              Parsippany, NJ 07054
                              Tel: (973) 560-8000

                                January 16, 2002

Alert Communications L.L.C.
600 South Federal Skeet
Suite 504
Chicago, illinois 60605

Attention:   Housh Khoshbin

Gentlemen:

          Re: Second Amendment to Asset Purchase Agreement By and Between Alert Communications, L.L.C. and Aquis Wireless Communications, Inc.
               ----------------------------------------------------------------

         Reference is hereby made to the Asset Putchase Agreement by and between Alert Communications, L.L.C. (the "Buyer") and Aquis Wireless Communications, Inc. (the "Seller")(the "Asset Purchase Agreement"), dated August 31, 2001, and the Escrow Agreement, dated as of September 7, 2001, by among the Seller, Buyer and Harris Bank Barrington, NA., as Escrow Trustee (The "Escrow Trustee")(the "Escrow Agreement").

         There have been disagreements between the parties with respect to amounts that are owed to the Seller under the Asset Purchase Agreement and the Agreement Pending Purchase Consummation contemplated by the Asset Purchase Agreement.

         Buyer and Seller hereby agree that the aggregate balance of (i) the unpaid Purchase Price owed Seller under the Asset Purchase Agreement and (ii) all amounts owing by Buyer to Seller under the Agreement Pending Purchase Consummation is $350,000.00.

         The parties are hereby directing the Escrow Trustee to wire transfer to the Seller from the Escrow Account the sum of $350,000.00 with the balance of all amounts in the Escrow Account to be paid by the Escrow Trustee to the Buyer, and Escrow Account shall be closed and the Escrow Agent's duties shall be completed.

         The parties agree that, except for the rental expense associated with the Chicago office for January 2002 which has already been paid by the Seller, and the payroll already paid by the Seller, the Buyer is directly responsible for all expenses of the Business from and after January 1, 2002 and no additional amounts shall be owed by Buyer to Seller under the Agreement Pending Purchase Consummation.

         The parties agree that Seller is responsible to pay, to the extent (if any) not previously paid by Seller, all amounts for which it was responsible to pay under the Agreement Pending Purchase Consummation for the period prior to January 1,2002.

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                                      -2-

         If this letter agreement is satisfactory, please sign where indicated below whereupon the Buyer and Seller shall become legally bound hereby. Except as expressly amended by the terms of this letter agreement, the Asset Purchase Agreement shall remain in full force and effect.



                                        Very truly yours,

                                        AQUIS WIRELESS COMMUNICATIONS, INC.

                                        By: /s/ Keith J. Powell
                                            ------------------------
                                            Keith J. Powell
                                            President


Agreed and Accepted



ALERT COMMUNICATIONS, L.L.C.



By: /s/ Housh Khoshbin
---------------------------------------
    Authorized Officer